UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
______________________________________________

Date of Report (Date of earliest event reported):	February 8, 2008

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 WHITFIELD INDUSTRIAL WAY, SARASOTA, FLORIDA	34243
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code:	(941) 753-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

    The information in this Report on Form 8-K is filed by the Registrant with respect to the 40,000 shares of Series C Preferred Stock of the Registrant (“Series C Preferred Stock”), which is convertible into 1,454,545 shares of the Registrant’s common stock, $.001 par value.  The information should be read in conjunction with: (i) the Schedule 13D dated April 4, 2007 filed April 5, 2007 with the Securities and Exchange Commission by IHL Investments, LLC (“IHL”), a Delaware limited liability company; (ii) Amendment No. 1 to Schedule 13D dated February 6, 2008 filed on February 6, 2008 with the Securities and Exchange Commission by IHL; (iii) the Schedule 13D dated February 6, 2008 filed on February 6, 2008 with the Securities and Exchange Commission by Norman R. Dobiesz, an officer and member of the Board of Directors of the Registrant; (iv) the Schedule 13D dated February, 6, 2008 filed on February 6, 2008 with the Securities and Exchange Commission by Ewen Cameron, President and CEO and member of the Board of Directors of the Registrant; (v) the Form 4 dated February 6, 2008 filed on February 6, 2008 with the Securities and Exchange Commission by Mr. Dobiesz; and (vi) the Form 4 dated February 6, 2008 filed on February 6, 2008 with the Securities and Exchange Commission by Mr. Cameron, all of which information contained in the Schedule 13Ds and Form 4s described in (i)-(vi) is hereby incorporated by reference in this Report on Form 8-K which is qualified in its entirety by the information contained in the Schedule 13Ds and Form 4’s described in (i)-(vi).

All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Schedule 13Ds described in (i)-(iv).

Prior to March, 2007, the Registrant asked Mr. Dobiesz if he would consider participating in the acquisition of the Series C Preferred Stock held by the Harris Corporation (“Harris”).  Harris previously indicated to the Registrant that it was unlikely that Harris would consider waiving any dividends due on the Series C Preferred Stock which under the Certificate of Designations relating to the Series C Preferred Stock were to double in amount on April 1, 2007.  Mr. Dobiesz advised the Registrant that he would participate in a purchase of the Series C Preferred Stock if the Registrant was unable to purchase the Series C Preferred Stock.  After management of the Registrant determined that it lacked the financial resources to purchase the Series C Preferred Stock from Harris and that it was not permitted under restrictive covenants in loan agreements with its principal lender from purchasing the Series C Preferred Stock, Mr. Dobiesz arranged for loans to IHL (then owned by a party related to Mr. Dobiesz) from an affiliate which enabled IHL to purchase the Series C Preferred Stock from Harris on March 29, 2007.  Prior to the purchase, members of the Board of Directors of the Registrant were informed by Messrs. Dobiesz and Cameron that the Series C Preferred Stock would be purchased from Harris by an entity related to Mr. Dobiesz with $1,700,000 to be borrowed by IHL from an affiliate (“IHL Loan”).

After the Registrant closed a refinancing of its principal debt with Wells Fargo Bank in May 2007, Mr. Dobiesz advised the Registrant that IHL was willing to sell the Series C Preferred Stock to the Registrant at IHL’s cost to acquire the Series C Preferred Stock.  However, the Registrant’s financial condition and restrictive loan covenants precluded purchase of the Series C Preferred Stock by the Registrant from IHL.

In January, 2008, the Registrant advised IHL that it was not able to acquire the Series C Preferred Stock from IHL after which IHL borrowed the $400,000 from an affiliate of Mr. Dobiesz to make final payment due to Harris.  Prior to the additional $400,000 borrowing by IHL from an affiliate of Mr. Dobiesz, the Registrant closed the sale of its Telident product line in January, 2008 (as reported on Form 8-K dated January 23, 2008 filed with the Securities and Exchange Commission on January 23, 2008) and was again offered by IHL the opportunity to acquire the Series C Preferred Stock or a pro rata portion of the Series C Preferred Stock represented by the $400,000 final payment to Harris.  The Registrant requested but was denied a waiver by Wells Fargo Bank of the restrictive loan covenant that prohibited such a purchase.

In early February, 2008 IHL failed to pay the IHL Loan and the owner of IHL assigned ownership of all of the Membership Interests of IHL to the affiliate of Mr. Dobiesz under a pledge agreement entered into in March, 2007 in connection with the IHL Loan.  As part of the transfer of ownership of IHL, Messrs Dobiesz and Cameron acquired ownership of 70.59% and 29.41% respectively of IHL as reported in the 13Ds and Form 4s by IHL and Messrs. Dobiesz and Cameron.

The 40,000 shares of Series C Preferred Stock is convertible into 1,454,545 shares of the common stock of the Registrant which represents approximately 16.82% of the outstanding common stock of the Registrant on the date of this Report.  This percentage is calculated based upon 8,647,539 issued and outstanding shares of the Registrant’s common stock (excluding the shares owned by IHL).  IHL possesses sole voting and dispositive power over the shares beneficially owned by it.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	None
(b)	None
(c)	None
(d)	None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: February 8, 2008	By: /s/ Ewen R. Cameron
Ewen R. Cameron President and Chief Executive Officer